Exhibit 10.4

Shenzhen Real Property Lease Agreement

Leaseholder: Shenzhen Xinhaofang Group Co., Ltd.

Lessee: Shenzhen Semidux Technologies Limited

Date of Execution: January 22, 2024

Lessor (Party A): Shenzhen Xinhaofang Group Co., Ltd.

Address: Office 460, Haofang Tianji Plaza, No. 11008 North Ring Road, Nanlian Community, Nantou Street, Nanshan District, Shenzhen:

Post: 518052 Tel: [*]

Unified credit code: 9144030071522928X2

Lessee (Party B): Shenzhen Semidux Technologies Limited

Mailing address: Office Building 2601, Haofang Tianji Plaza, No.11008 North Ring Road, Nanlian Community, Nantou Street, Nanshan District, Shenzhen

Contact number: 0755-26654678

Unified Credit code: [*] Legal representative: Zhang Shaofen

Entrusted agent:

Mailing address:

Contact phone: Valid ID number:

Party A agrees to lease the following properties to Party B. In accordance with relevant national laws and regulations, both parties have entered into this contract through friendly negotiation as follows:

Article 1 Address of the property, area and use of the leased property, and delivery standard

1. Property Address: Haofang Tianji Plaza, No.11008 Beihuan Avenue, Nanshan District, Shenzhen, Guangdong Province, China (Registered name: Unit 01, 02, 03, 05, 06, 26th Floor, Haofang Tianji Garden Phase II (hereinafter referred to as the “Leased Property”), Party B leases the leased property for office use. The leased property has a gross floor area of 1246.59 square meters (all charges related to the leased property shall be calculated according to this gross floor area. The specific location of the leased property is shown in the drawing in Annex I

Note that the location diagram is for location determination and identification purposes only.

2. Delivery standard of rental property:

(1) Party B confirms that Party A has informed Party A of the delivery situation of the leased property, and has had a detailed understanding of the conditions of the leased property at the time of signing this Contract, and agrees to purchase the leased property.

Party B leases the property as it is.

(2) The delivery of the leased property shall be made by April 01, 2024 (hereinafter referred to as the “Delivery Date”), and the leased property shall be deemed to be formally delivered on the date of receipt by Party B. If Party B fails to complete the procedures before the delivery date for reasons attributable to Party B or for other reasons affecting the delivery, Party A shall postpone the delivery of the leased Property, but shall continue to do so as mentioned above.

The lease term and rent-free term shall be calculated from the delivery date.

(3) If Party B fails to complete the delivery procedures of the leased property according to the agreed time, Party B shall still pay the rent and other expenses arising from the leased property.

And Party B shall bear the relevant responsibilities as stipulated in this lease agreement.

Article 2 Lease term and lease requirements

1. The lease term of Party B shall be three years from April 01, 2024 to March 31, 2027.

2. Party A and the property management company shall have the right to formulate and modify the property management rules and regulations of Haofang Tianji Square in a timely manner to maintain the property service quality of Haofang Tianji Square. Such property management rules and regulations shall come into force on the date when Party A or the property management company promulgating them or notifying Party B in writing. Party A or Property Management Company.

If the management company announces it on the designated bulletin board of Haofang Tianji Square, it shall be deemed to have been delivered;

3. If Party B defaults on the rent and other fees payable, Party A may take measures and rights including but not limited to water interruption, power outage, termination of the contract and so on. Party B shall bear all consequences and economic and legal liabilities including any losses of both parties.

4. Party B agrees that if Party B breaches the contract but Party A still accepts Party B’s rent, it shall not be deemed that Party A has waived the right to pursue liability for breach of contract. If Party B pays or Party A accepts the insufficient rent or other payment, it shall not be deemed that Party A agrees to the reduction of the payment due by Party B. Party A accepts the insufficient payment

This shall not affect Party A’s right to claim the rest of the rent arrears, nor shall it affect Party A’s right to take relevant measures in accordance with this contract or laws;

5. During the lease term, if Party B has any of the following circumstances, Party A may cut off water and power supply, or even Party A has the right to unilaterally terminate this Contract without any conditions. If Party B reclaims the leased property, the deposit shall be held by Party A in case of Party B’s breach of contract:

(1) Party B changes the lease use, sublets or transfers the leased property without Party A’s consent;

(2) Party B uses the leased property to carry out illegal activities or damage public interests (including but not limited to the operation of noise, air and health pollution Industry);

(3) Party B is in arrears of rent for a total of 15 days or in arrears of management fees and water and electricity charges for more than 15 days;

(4) Party B changes or damages the structure of the property or leased property without Party A’s consent;

(5) Party B fails to move out and clean up the premises on time when the contract expires;

(6) Party B renovates, rebuilds or changes the use of the leased property without the consent of Party A and the approval of the relevant authorities;

(7) Party B violates this Contract and fails to correct such breach after being notified by Party A twice;

(8) Party B goes bankrupt or formally enters liquidation procedures;

(9) The lease property is subject to enforcement measures due to Party B’s debt dispute;

(10) Party B or such persons use the leased property to place contraband, inflammable, explosive and other chemical dangerous goods, or to engage in illegal and criminal activities such as gambling;

(11) Party B seriously affects the normal use of other property users or affects the safety of property operation, and fails to rectify the situation after Party A notifies it twice;

(12) Party B refuses to rectify the lease property if there are hidden fire danger;

(13) The leased property cannot be used normally because the leased property is enforced by the court or sealed up by the public security department due to reasons attributable to Party B;

If Party A takes back the leased property in advance due to the above reasons and fails to move out 15 days after receiving the notice from Party A, Party A shall have the right to enter the leased property by itself.

In the property, all unmoved items shall be disposed of by Party A as waste, and all losses arising therefrom shall be borne by Party B.

Article 3 Time limit for payment of rent, deposit and rent and Party A’s rent collection bank account

1. For the first year (April 1, 2024 to March 31, 2025), the total monthly rent including tax is RMB Nine hundred and ninety-nine thousand seven hundred and twenty-seven (¥99,727.00).

For the second year (April 01, 2025 to March 31, 2026), the total monthly rent including tax is RMB Nine hundred and ninety-nine thousand seven hundred and twenty-seven (¥99,727.00).

2. A compound annual rental growth rate of 5% from year 3, i.e.:

For the third lease year (April 1, 2026 to March 31, 2027), the total monthly rent including tax is RMB One hundred thousand, four hundred and seventy-seven hundred and fourteen dollars (¥104,714.00);

3. Party B shall pay the rent and fees payable hereunder to the account designated by Party A, and Party A shall issue a receipt or invoice upon receipt of such payment.

4. After signing this Contract, Party B shall pay the first month’s rent to Party A and a lump sum payment equivalent to two months ‘rent to Party A as the deposit of the leased property before March 5, 2024. Namely, the deposit (RMB) one hundred and ninety-nine thousand four hundred and fifty four yuan (¥ 19,9454.00). If Party B fails to pay the deposit and the first month’s rent within the agreed time, it shall be deemed that Party B has abandoned the lease of the Property. The deposit shall be removed by Party A upon termination of the lease relationship. The deposit will be refunded without interest within 10 working days after the property is delivered and the arrears are settled.

5. If Party B breaches this Agreement, Party A shall have the right to deduct the rental property deposit paid by Party B to compensate Party A for the loss caused by Party B’s breach.

In case of any such occurrence, Party B shall, within 5 working days upon receipt of the notice from Party A, make up for the lack of deposit. Otherwise, Party A has the right to unilaterally terminate this contract, confiscate the rental deposit and require Party B to compensate Party A for the losses suffered as a result.

6. Party B shall pay the rent to Party A before the 10th of each month as agreed in this contract. In case of default, Party B shall add a late fee of one thousandth of the actual rent owed to Party A every day until the full amount is paid. If the rent is overdue for 15 days, Party A may cut off the water and power supply, or even have the right to unilaterally terminate the contract and take back the property in advance. Party A shall dispose of the unmoved items by itself as waste, and the deposit shall be all owned by Party A in case of default. Therefore Party B shall be at his own risk.

7. The rent-free period for the decoration of the leased property is 5 months, i.e. from April 1, 2024 to June 30, 2024 and from April 1, 2025 to May 31, 202E. The monthly rent will be collected from July 1, 2024. During the rent-free renovation period, the property comprehensive management fee, utilities and electricity are waived.

All expenses incurred during the lease term shall be borne by Party B and paid on time without delay.

8. Party B understands and accepts that the rent-free decoration period is only a conditional benefit for Party B to perform the contract in full accordance with this Agreement. In case of any breach by Party B, Party A may cancel or terminate the rent-free decoration period at any time by giving a written notice to Party B, and Party B shall immediately pay the unit price of the first year’s rent as stipulated in Article 3 of this Supplementary Agreement

Party B shall pay the full rent for the rent-free period stipulated in this contract.

9. Party A’s designated payee and bank account number:

Recipient name: Shenzhen Xinhaofang Group Co., Ltd.

Bank name: Xuefu Road Branch of China Everbright Bank

Bank account number: [*]

Article 4 Decoration, transformation and use of a property during the lease term

1. If Party B needs to decorate the leased property, it shall provide relevant materials, documents and drawings to Party A and the property management company 5 working days in advance, obtain the consent of Party A and the property management company, and pay the decoration deposit and related fees to the property management company. If the aforesaid construction acts need to be submitted to the relevant government departments for approval, Party B shall be responsible for the relevant approval procedures and bear the relevant expenses. All construction activities of Party B shall be entrusted to construction units with appropriate qualifications and comply with relevant regulations of the property management company.

2. Party B guarantees that its renovation behavior shall ensure the structural safety of the leased property and neighboring properties as well as the personal and property safety of other third parties, otherwise all responsibilities shall be borne by Party B.

3. Party B shall obtain the consent of Party A and the property management company before using the leased property for renovation on the premise that the structural safety of the building will not be affected, and all renovation expenses shall be borne by Party B. Upon termination of the contract or termination of the lease relationship, Party A shall have the right to decide whether Party B needs to restore the leased property to its original state. If Party A agrees that Party B does not need to restore the leased property to its original state, the original equipment, facilities and fixed decoration in the leased property shall be unconditionally owned by Party A. Party B shall not remove the fixed decoration, equipment and facilities (including but not limited to air conditioning, Internet cables, telephone lines, ceiling materials, etc.) in the leased Property.

Party B shall ensure that the leased property is in good condition and rentable. In case of any damage, Party B shall repair and restore the leased property to its original state and compensate for the loss.

If Party A requests Party B to restore the original state, Party B shall restore the leased property to the original delivery state by itself, otherwise Party B shall pay Party A the relevant costs of restoring the original state.

Article 5 Payment, rights and obligations of all fees borne by Party B

1. During the lease term, the monthly comprehensive property management fees, special property maintenance funds, water and electricity charges, maintenance and maintenance expenses of equipment and facilities, etc. are incurred during the lease term. All such expenses shall be borne by Party B.

2. Comprehensive property management fee is 25.6 yuan /m² / month (including central air conditioning and fresh air system service fee, air conditioning electricity fee and tax); The price of utilities is the actual standard during the signing of this contract, and in case of price adjustment by the water and electricity supply department during the lease period, the utility charges of this contract will be adjusted in accordance with the magnitude of its adjustment.

3. Special maintenance fund of the property is 0.25 yuan /m²· month.

4. Party B shall bear all other taxes (including but not limited to Party B’s taxes and its own application) arising from the commercial activities of using the leased property Expenses for installation of telephone, broadband, cable TV, gas and other equipment).

5. Party B shall not carry out any form of outswing activities in the public areas outside the leased property.

6. If Party B needs to go to the government administrative department to handle the Real Estate Lease Contract, in case of any conflict with the terms of this Contract, the terms of this contract shall prevail. All taxes involved shall be borne by Party B. This contract is final and legally binding.

7. Party B shall apply to Party A for entrusting the fire protection construction unit of the property to be responsible for the construction and the fire protection construction and inspection of the second renovation of the leased property. Party B shall bear all the expenses arising from the process by itself.

8. During the lease term, Party A and the property management company have the right to adjust, repair or temporarily close the common site, facilities and equipment of Haofang Tianji Square (including but not limited to walkways, portals, Windows, electric devices, cables and wires, water pipe passages, elevators, automatic stairs, fire prevention, security equipment, air conditioning equipment, etc.), if the relevant parts and components of the said facilities and equipment are within the scope of the leased property of Party B, Party B shall unconditionally cooperate with Party A or the property. The management company shall carry out adjustment and repair work.

9. After signing this Contract, Party B shall promptly purchase relevant insurance (including property all risks insurance, public liability insurance, etc.) during the decoration and business period. If such insurance is not purchased, Party B shall bear all the responsibilities.

10. Party B shall bear the maintenance costs and fire safety responsibilities of the fire fighting equipment in the leased property; In case of fire in the leased property, Party B shall be responsible for the cause and take all the responsibility.

11. If Party B needs to change its name, it shall notify Party A in writing within 3 days after the change and provide Party A with relevant supporting documents, such as Party A or the relevant government department, both parties shall sign a supplementary agreement or complete relevant procedures in this regard.

12. Party B shall cause its partners, assigns, successors, visitors, employees, laborers, agents, contractors, contractors and employees (hereinafter referred to as “such persons”) to comply with Party B’s obligations under this Contract. Party A or the property management company shall be caused by the violation of this contract by the acts of such persons. Party B shall bear joint and several liability for any losses incurred by the Company.

13. In case of reorganization, merger or formal liquidation of Party B, Party B shall notify Party A in writing within 10 days.

Article 6 Modification of the Lease Contract

1. If Party A resells the leased property in the future, Party B agrees to waive the preemptive right to purchase the leased property upon mutual agreement between Party A and Party B; After resale, Party A shall ensure that the new owner of the leased property shall continue to execute the original lease contract signed with Party B, and the terms and conditions of this Contract shall remain valid for the new owner of the leased property. The payment and term of the lease shall remain unchanged, and the new owner shall execute this contract.

2. During the lease term, if Party B wishes to transfer its rights and obligations under the property lease contract to a third party, it must apply to Party A in writing in advance, and after obtaining the consent of Party A, Party A shall sign a new contract with the third party. The lease conditions and rent under the contract must be consistent with or better than the original contract, otherwise Party A shall have the right to take back the property unconditionally if Party B breaches the contract.

3. During the lease term, if the subject actually performing the lease contract is Party B’s related party or is inconsistent with Party B, the subject actually performing the Lease Contract and Party B entering into the agreement shall be re-signed as the lessee. In case of failure to re-sign the Lease Contract, both the contracting party and the actually performing party shall consider. Both parties shall be jointly and severally liable for the obligations not performed under the Lease Contract.

4. During the lease term, neither party shall terminate this Contract for any reason. If Party A really needs to take back the leased Property for its own use or Party B really needs to return the leased Property for any reason, it shall notify the other party three months in advance, and the party proposing the termination of this contract shall compensate the other party for the liquidated damages equivalent to two months ‘rent. The rent shall be paid on a monthly basis.

Article 7 Disclaimer and other matters

1. Neither party shall be liable for any damage or loss to the lessee caused by natural disasters of force majeure.

2. Party B shall abide by the laws and regulations of the State, be responsible for its profits and losses, abide by the law, and abide by the relevant provisions of property management during the operation period. Party B shall bear all legal responsibilities and consequences arising therefrom.

3. Party B undertakes to lease the premises for general commercial purposes only and shall not store any inflammable, explosive, toxic, polluting or radiating dangerous goods. Party B shall engage in activities that violate laws and social morals in the leased property.

4. Party A only provides the leased property and shall not be responsible for property storage and personal safety. During the lease term, Party B must do a good job of fire prevention, theft prevention and personal protection. Party B shall take safe measures and be liable for all accidents arising therefrom.

5. Party A entrusts Shenzhen Zhuocheng Property Management Co., Ltd. to provide property management services. During the lease term, Party B shall directly pay to the property management company the comprehensive property management fee, special property maintenance fund, garbage removal freight, water and electricity charges and other expenses borne by Party B. If necessary during the lease term. The parking space shall be paid according to the charging regulations of the parking lot.

6. Party B shall abide by the relevant regulations of property management, pay the relevant fees of property management in time, and cooperate with the management office in the safety management, fire prevention management and health management of the plaza building: If there is any violation of the regulations and the coordination by the management office fails, Party A shall have the right to take measures including but not limited to shutting down water and electricity, etc. All losses and consequences arising therefrom shall be borne by Party B.

7. Party B shall not, without authorization, erect signboards, posters, advertising boards, solicit business, sell or distribute any brochures or instructions in the public areas of Tianji Square Building. Otherwise, Party A shall have the right to impose a fine of 2,000 yuan per time on Party B and take compulsory measures to correct the situation.

8. Party B shall obtain the consent and approval of Party A, the property management company and the relevant government departments for the production and installation of the signboards, and shall also bear the costs incurred in the production and installation of the signboards.

Maintenance, maintenance, future demolition and restoration of the original state and other expenses and management liabilities, personal damage, property losses and other accidents caused by Party B’s signboard, and Party B shall be fully liable for any other liability arising therefrom. A separate advertising space lease agreement shall be signed in respect of advertising space lease.

9. During the lease term, Party B must have valid business license, tax registration certificate and other necessary business documents. Due to Party B’s unlicensed business activities. If Party A is jointly and severally liable, Party B shall compensate Party A for the losses suffered thereby.

10. When Party B uses the leased property, Party B shall be responsible for the timely maintenance of its ancillary facilities, equipment, lamps, decorations and decoration, etc. which are damaged or malfunctioning

Party B shall bear all expenses incurred in repairing or compensating the leased property. Party B shall be liable for any loss caused to Party A or any third party due to Party B’s failure to perform maintenance obligations.

Article 8 Retirement of leased property

Party B shall move out of the leased property and settle the lease with Party A and the property management company within the date of termination of this Contract (hereinafter referred to as the “Retirement Date”)

All the procedures for restitution of the leased property, including but not limited to the following:

(1) settling all expenses such as rent, comprehensive property management fees, water and electricity fees incurred prior to the retirement;

(2) Party B causes damage to the original decoration (including ceiling, dividing wall and floor), equipment and facilities (including entrance door and lock) of the leased property

In case of any damage, Party B shall compensate for or repair:

(3) Remove all items of Party B in the leased property. Party A shall not be responsible for the storage of Party B’s belongings. If Party B delays in clearing them, it shall be deemed that Party B does so automatically

If Party A relinquishes ownership, Party A shall have the right to dispose of such items (including moving, selling, destroying, etc.) without notifying Party B, and Party B shall bear the relevant expenses.

Party B undertakes to waive the relevant rights and not to claim against Party A or any third party in any form;

(4) Return the leased property to Party A in the condition recognized by Party A or as it was before Party B took over the lease. If Party B fails to return the leased Property as previously agreed, Party A shall

Party A shall have the right to repair the leased property by itself and all expenses incurred thereby shall be borne by Party B;

(5) Check the status of the leased property together with Party A, and sign the tenant exit handover documents. At the same time, Party B shall transfer the leased property and the leased property

All keys and access card (if any) of the property shall be returned to Party A;

(6) If Party B uses the leased property as the industrial and commercial registration address, lease record and fire protection record, it shall also cooperate with Party A or the property management company to the relevant information

The department shall handle the alteration or cancellation procedures:

(7) Complete other procedures and procedures prescribed by laws and regulations and the property management rules and regulations of the property;

(8) If Party B delays in returning the leased property, it shall pay to Party A the occupancy fee of the leased Property [Occupancy fee =(last month’s rent /30 days prior to termination of the Contract)×2] every day from the date of withdrawal and compensate Party A for any losses, including but not limited to liquidated damages and agency fees, etc. that Party A shall bear due to the delay in delivering the leased property to the new tenant. At the same time, Party A shall have the right to take measures such as stopping water and electricity supply after written urging, and the losses caused therefrom shall be borne by Party A

Party B shall bear all such losses by itself.

Article 9 Notice and Service

9.1 Party A and Party B agree to send the written notice by post, email, WeChat or short message (any of which can be used), and both parties confirm:

The effective delivery address is as follows:

Party A’s Service address: Correspondence address: Office building of Haofang Tianji Plaza, No. 11008 North Ring Road, Nanlian Community, Nantou Street, Nanshan District, Shenzhen.

E-mail Address: [*]

WeChat number [*] Mobile Phone number [*]

Party B’s delivery address: Correspondence address: 2601 Office building, Haofang Tianji Plaza, No. 11008 North Huan Avenue, Nanlian Community, Nantou Street, Nanshan District, Shenzhen

WeChat Signal Mobile phone number

If the above address is changed, the other party shall be notified in writing, otherwise the above address will still be regarded as a valid address. If a notice or document sent by one party to the other party is sent by post, the date on which it is signed by the recipient shall be regarded as the day of service. If the document sent by mail to the above address is returned, the date of return shall be regarded as the day of service; If it is sent by E-mail, WeChat or SMS, the date of sending shall be deemed as the date of service.

9.2 Prior to the termination of this Contract, any written notice sent or posted by Party A to the place where the leased House is located shall also be deemed to have been effectively served on Party B.

Article 10 Dispute resolution Method

Any dispute arising from the performance of this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the people’s court of the place where the leased property is located. During the term of this Contract, except for the matters in dispute, Party A and Party B shall continue to perform other provisions hereof.

Article 11 Any matters not mentioned herein shall be subject to a supplementary agreement reached by both parties through negotiation in accordance with relevant national laws and regulations

This Agreement shall have the same force and effect as this Contract.

Article 12 Before the expiration of the Contract, if Party B intends to renew the lease, it shall notify Party A in writing three months in advance, and the two parties shall negotiate the lease terms separately according to the market rent level and re-sign the lease contract. If both parties fail to re-sign the lease contract one month before the expiration date of the lease term, it shall be deemed that Party B has no intention to renew the lease. After notifying Party B in advance, Party A or other agents shall have the right to accompany other customers who wish to rent the premises to inspect the premises, or

Party B shall post information about the rental of the property at appropriate places, and Party B shall cooperate.

Article 13. Without the prior written consent of the other party, neither party shall incorporate the subject matter and/or any content of this Contract and its supplementary agreement into any form.

3. Disclose to any third party by any means. Without the prior written consent of the Disclosing Party, the Receiving Party shall not disclose the Confidential Information of the Disclosing Party obtained by it in any way.

To any third party by any means. Except where disclosure is necessary for the performance of this Contract or as required by laws and regulations, government agencies or competent authorities

Except.

Article 14 This contract shall come into force after being signed and sealed by both parties. The contract consists of three pages and is divided into four copies, with Party A holding three copies and Party B holding one copy.

Both copies have the same legal effect.

(No text below)

Contract No. : HFTJ20240122-2601-06

Lessor (signature):
/s/ Shenzhen Xinhaofang Group Co., Ltd.	Lessee (signature):
/s/ Shenzhen Semidux Technologies Limited

Legal representative

Legal Representative (signature):

Proxy

Entrusted agent (signature):

01/22/2024

This contract is signed in Nanshan District, Shenzhen City

Supplementary agreement to Shenzhen Property Lease Contract

Party A: Shenzhen Xinhaofang Group Co., LTD

Party B: Shenzhen Semidux Technologies Limited

Party A and Party B have entered into the Shenzhen Property Leasing Contract numbered HFTJ20240122-2601-06 (hereinafter referred to as the "Original Contract") on January 22, 2024, in which it is agreed that Party B shall lease the premises of Party A located on the 26th Floor 01-, Haofang Tianji Plaza, No.11008 Beihuan Avenue, Nanshan District, Shenzhen, Guangdong Province Unit 06, now Party B's actual demand for office space is expanding, it intends to add 26 floors and 07 units (hereinafter referred to as "the Lease Property"), with a gross floor area of 168.59 square meters (all charges related to the area are calculated according to this area). The specific location of the lease property is shown in the following drawings

The drawing is for location determination and identification purposes only). The following supplements are made to the original contract with respect to the leased property:

1. The lease term of the leased property is 3 years, that is, from April 1, 2024 to March 31, 2027. And the delivery date is April 1, 2024.

2. Rent and deposit of the leased property:

(1) For the first year (April 1, 2024 to March 31, 2025), the monthly rent including tax is RMB Thirteen thousand four hundred and eighty-seven (¥13,487.00).

For the second year (April 01, 2025 to March 31, 2026), the total monthly rent including tax is Thirteen thousand four hundred and eighty-seven (¥13,487.00).

2. From the third year onwards, the rental rate is a compound annual growth rate of 5%, i.e. :

The total monthly rent including tax for the third lease year (April 01, 2026 to March 31, 2027) is RMB Ten thousand four hundred and one hundred and twenty-two (¥14,162.00).

(3) The rent and expenses payable under this Agreement shall be paid by Party B to Party A's designated account number, and Party A shall issue receipts or invoices upon receipt of the payment.

(4) After signing this Agreement, Party B shall pay the first monthly rent and a lump sum payment to Party A before March 5, 2024

Party B shall pay the deposit equivalent to 2 months rent of the first year as the deposit of the leased property, namely, the deposit (RMB) Two hundred and twenty-five thousand nine hundred and seventy-four (RMB 26,974.00). If Party B fails to pay the deposit and the first month's rent at the agreed time, it will be regarded as giving up the lease of the property. The deposit shall be returned without interest within ten working days after Party A accepts the handover of the property at the end of the lease and settles the outstanding charges.

3. Other remaining terms of the leased property shall be consistent with the original contract.

4. This agreement is a valid part of the original contract and has the same legal effect as the original contract. If there is any agreement in this agreement, it shall be executed in accordance with this agreement, and if there is no agreement in this agreement, it shall still be executed in accordance with the agreement of the original contract.

5. This agreement is in four copies, Party A executes three copies, Party B executes one copy, each copy has the same legal effect. This Agreement shall come into effect from the date of sealing by both parties. If Party B is a natural person, this Agreement shall come into effect from the date of sealing by Party A, signing by Party B and pressing handprints.

6. Schematic diagram of the location of the leased property.

Party A:

/s/ Shenzhen Xinhaofang Group Co., Ltd.

Party B

/s/ Shenzhen Semidux Technologies Limited

Date: February 22, 2024

Supplementary Agreement to Shenzhen Real Property Lease Agreement

Party A: Shenzhen Xinhaofang Group Co., Ltd.

Party B: Shenzhen Semidux Technologies Limited

Party A and Party B have entered into the Shenzhen Property Leasing Contract numbered HFTJ20240122-2601-06 (hereinafter referred to as the “Original Contract”) on January 22, 2024, in which it is agreed that Party B shall lease the first place of the Haofang Tianji Plaza Project located at 11008 Beihuan Avenue, Nanshan District, Shenzhen City, Guangdong Province In Unit 01-06, 26th floor, Party B intends to add part of the 26th floor (hereinafter referred to as “the Leased Property”) to expand the actual demand for office space, with a construction area of 14.76 square meters (all charges related to the area are calculated according to this area. The specific location of the leased property is shown in the following drawings

The drawing is for location determination and identification purposes only). The following supplements are made to the original contract with respect to the leased property:

1. The lease term of the leased property is 3 years, that is, from April 1, 2024 to March 31, 2027. And the delivery date is April 01, 2024.

2. Rent and deposit of the leased Property:

(1) For the first year (April 1, 2024 to March 31, 2025), the monthly rent including tax is RMB One thousand one hundred and eighty-one (¥1181.00).

For the second year (April 01, 2025 to March 31, 2026), the total monthly rent including tax is RMB One thousand one hundred and eighty-one (¥1181.00).

(2) From the third year onwards, the rental rate is a compound annual growth rate of 5%, i.e. :

The total monthly rent including tax for the third lease year (April 01, 2026 to March 31, 2027) is One thousand two hundred and forty (¥1240.00) per term.

(3) The rent and fees payable hereunder shall be paid by Party B to the account designated by Party A after Party A receives the payment

Issue receipts or invoices.

(4) After signing this Agreement, Party B shall pay the first monthly rent and a lump sum payment to Party A before April 1, 2024.

Party A shall pay a deposit equivalent to two months’ rent of the first year as the rental deposit of the leased property, that is, a deposit (RMB) of two thousand three hundred and sixty-two yuan (RMB 2,362.00 Yuan). If Party B fails to pay the deposit and the first month rent within the agreed time, it shall be deemed that Party B has abandoned the lease of the leased Property. The deposit shall be refunded without interest within 10 working days after Party A accepts the transfer of the property and settles the arrears after the end of the lease relationship.

3. Other remaining terms of the leased property shall be consistent with the original contract.

4. This Agreement is an integral part of the original contract and has the same legal effect as the original contract. It is stipulated herein, it shall be executed in accordance with this Agreement. If not, it shall be executed in accordance with the provisions of the original contract.

5. This Agreement is made in four copies, with Party A holding three copies and Party B holding one copy. Each copy has the same legal effect. This Agreement shall come into force upon being sealed by both parties. If Party B is a natural person, this Agreement shall be sealed by Party A, signed by Party B and stamped by Party B. This Agreement shall come into force later.

6. Schematic diagram of the location of the leased property.

Party A:

/s/ Shenzhen Xinhaofang Group Co., Ltd.

Party B

/s/ Shenzhen Semidux Technologies Limited

March 15, 2024